UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement.
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement.
☒ Definitive Additional Materials.
☐ Soliciting Material under §240.14a-12.

Rockwood Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

November 3, 2014

Dear Shareholder:

According to our latest records, we have not yet received your proxy for the important special meeting of shareholders of Rockwood Holdings, Inc. to be held on November 14, 2014.  Your board of directors unanimously recommends that shareholders vote FOR all the proposals in connection with the proposed merger with Albemarle Corporation.

If you fail to vote, it will have the same effect as a vote against the proposed merger.  To ensure that your shares are represented at the special meeting, please vote TODAY—by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Thank you for your support.

Very truly yours,

Robert J. Zatta
Acting Chief Executive Officer
and Chief Financial Officer

REMEMBER:

You can vote your shares by telephone or by Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-750-9498.